As filed with the Securities and Exchange Commission on August 10, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
NAUTILUS BIOTECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1541723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
425 Pontius Ave N, Ste 202
Seattle, Washington 98109
(Address of Principal Executive Offices, including zip code)
2021 Equity Incentive Plan
2017 Equity Incentive Plan
(Full title of the plan)
Sujal Patel
Chief Executive Officer
425 Pontius Ave N, Ste 202
Seattle, Washington 98109
(206) 333-2001
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Robert F. Kornegay Zachary B. Myers Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Matthew Murphy General Counsel 425 Pontius Ave N, Ste 202 Seattle, Washington 98109 (206) 333-2001
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, of Nautilus Biotechnology, Inc. (“Common Stock”):
—That may be issued pursuant to the exercise of outstanding stock options under the Registrant's 2021 Equity Incentive Plan	370,961	(2)	$10.23	(5)	$3,794,932	$415
—That may be issued pursuant to the exercise of outstanding stock options under the the Registrant's 2017 Equity Incentive Plan	3,680,026	(3)	$4.65	(6)	$17,112,121	$1,867
—Shares issued pursuant to stock options granted under the Registrant's 2017 Equity Incentive Plan	56,537	(4)	$7.53	(7)	$425,724	$47
TOTAL	4,107,524		—		$21,332,777	$2,329
__________

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement ("Registration Statement") shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) or the 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant’s Common Stock that increases the number of outstanding shares of Common Stock.
(2)	Represents shares of Common Stock that may be issued upon the exercise of outstanding stock options granted to certain current and former employees, consultants, directors and/or advisors of the Registrant or subsidiary thereof under the 2021 Plan.
(3)
Represents shares of Common Stock that may be issued upon the exercise of outstanding stock options granted to certain current and former employees, consultants, directors and/or advisors of the Registrant or subsidiary thereof, under the 2017 Plan that were assumed by the Registrant in the merger between the Registrant and Nautilus Subsidiary, Inc. (f/k/a Nautilus Biotechnology, Inc.). To the extent that such outstanding assumed awards granted under the 2017 Plan are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, those shares will become available for issuance under the 2021 Plan, up to a maximum of 7,500,000 shares of Common Stock.

(4)	Represents shares of Common Stock issued to an employee and former employee prior to the filing of this Registration Statement upon the exercise of stock options under the 2017 Plan.
(5)	Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.23, which is the weighted-average exercise price of the shares issuable upon the exercise of outstanding stock options under the 2021 Plan being registered hereunder.
(6)	Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.65, which is the weighted-average exercise price of the shares issuable upon the exercise of outstanding stock options under the 2017 Plan being registered hereunder.
(7)	Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.53, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Global Select Market (“Nasdaq”) on August 4, 2021 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, consultants, directors and advisors of the Registrant identified in the Reoffer Prospectus (the “selling securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock acquired by or issuable to the selling securityholders pursuant to equity awards, including stock options granted under the 2021 Plan and 2017 Plan and does not necessarily represent an intention to sell any or all of such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each selling securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
4,107,524 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “selling securityholders”), or their permitted transferees, of up to 4,107,524 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Nautilus Biotechnology, Inc. This Reoffer Prospectus covers the Shares acquired by or issuable to the selling securityholders pursuant to awards granted or assumed by Nautilus Biotechnology, Inc. to the selling securityholders under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) or the Nautilus Subsidiary, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), including stock options. We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder.  The selling securityholders are certain of our current and former employees, consultants, directors and advisors, certain of whom may be deemed to be an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).
Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled “Plan of Distribution.” The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us. We are registering the offer and sale of the Shares to satisfy certain registration rights we have granted.
Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “NAUT.” On August 9, 2021, the last quoted sale price for our Common Stock as reported on Nasdaq was $7.98.
The amount of the Shares to be offered or resold under this Reoffer Prospectus by each selling securityholder, or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.
The SEC may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 3 of this Reoffer Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is  August 10 , 2021.

i

ABOUT THIS REOFFER PROSPECTUS
This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
TRADEMARKS
We use the Nautilus logo and other marks as trademarks in the United States and other countries. This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Reoffer Prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
ii

PROSPECTUS SUMMARY
This summary highlights information contained in greater detail elsewhere in this Reoffer Prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Nautilus,” the “Company,” “we,” “us” and “our” in this Reoffer Prospectus to refer to Nautilus Biotechnology, Inc. and our wholly owned subsidiaries.
NAUTILUS BIOTECHNOLOGY, INC.
Overview
We are a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the human proteome. Our mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. We were founded on the belief that incremental advancements of existing technologies are inadequate, and that a bold scientific leap would be required to radically reinvent proteomics and revolutionize precision medicine. Our vision is to integrate our breakthrough innovations in computer science, engineering, and biochemistry to develop and commercialize a proteomic analysis technology of extreme sensitivity and scale. To accomplish this, we have built a prototype of a single-molecule instrument, our Proteomic Analysis System, which will be further developed to deliver the speed, simplicity, accuracy, and versatility that we believe is necessary to establish a new gold standard in the field.
The human proteome, the make-up of all the proteins in a human, is among the most dynamic and valuable sources of biological insight in modern-day science. Unlike the genome, which is largely unchanging throughout an individual’s lifetime, the proteome is an ever-changing source of biological information. Our proteins directly control and determine the functions of our cells, yet we lack the ability to measure all of them with the ease, breadth and sensitivity that is used to measure DNA today. We believe that deep characterization of the proteome will have the potential to unveil an entirely new layer of complexity and valuable biological information that may have significant implications across life sciences, healthcare and drug development. Approximately 95% of FDA-approved drug targets are proteins, and yet today we still lack the ability to routinely read and quantify all of the proteins in our cells, or to fully map the downstream changes and modifications to those proteins which may define their biological function.
By leveraging our novel design coupled with advanced machine learning software, we believe our Nautilus Platform, which includes our end-to-end solution comprised of the Proteomic Analysis System, consumables, and software, has the potential to rapidly and reproducibly identify approximately 95% of proteins in a sample from virtually any organism, and could have the ability to detect and map the diverse landscape of modifications on those
Our principal executive offices are located at 425 Pontius Ave N, Ste 202, Seattle, WA 98109, and our telephone number is (206) 333-2001.
Our website address is http://www.nautilus.bio. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock. We have included our website address in this Reoffer Prospectus solely as an inactive textual reference.

Recent Developments
On June 9, 2021 (the “Closing Date”), Nautilus Biotechnology, Inc., a Delaware corporation (f/k/a ARYA Sciences Acquisition Corp III, a Cayman Islands exempted company and our predecessor company (“ARYA”)) (the “Company”), consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated as of February 7, 2021 (the “Business Combination Agreement”), by and among ARYA, Mako Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ARYA (“Mako Merger Sub”), and Nautilus Subsidiary, Inc., a Delaware corporation (f/k/a Nautilus Biotechnology, Inc.) (“Old Nautilus”).
Pursuant to terms of the Business Combination Agreement, on the Closing Date, (i) ARYA changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which ARYA changed its name to “Nautilus Biotechnology, Inc.” (together with its consolidated subsidiaries, “New Nautilus” or “Nautilus”) and (ii) Mako Merger Sub merged with and into Old Nautilus (the “Merger” and collectively, with the other transactions described in the Business Combination Agreement, the “Business Combination”), with Old Nautilus as the surviving company in the Merger and, after giving effect to such Merger, Old Nautilus becoming a wholly-owned subsidiary of New Nautilus. As of the open of trading on June 10, 2021, the Common Stock of the Company, formerly those of ARYA, began trading on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “NAUT.”
The Offering
This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the selling securityholders listed in this Reoffer Prospectus, of up to 4,107,524 shares of Common Stock acquired by or issuable to selling securityholders pursuant to awards granted or assumed by the Company to the selling securityholders under the 2021 Plan and the 2017 Plan, including stock options. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up restrictions pursuant to the Company's bylaws and/or other agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 10, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this Reoffer Prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination and its expected benefits; our performance following the Business Combination; the success, cost, timing and progress of development of the Nautilus Platform; the potential attributes and benefits of the Nautilus Platform; our ability to successfully implement our three phase commercial launch plan; and our ability to obtain funding for our operations. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus and the documents incorporated by reference herein. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the following:
•our dependence on the success of our Nautilus Platform (as defined herein), which remains in the development stage and subject to scientific and technical validation;
•our expectations regarding the timing and progress of the development of the Nautilus Platform;
•our estimates of our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements and needs for additional financing;
•our expectations regarding the rate and degree of market acceptance of the Nautilus Platform;
•the impact of the Nautilus Platform on the field of proteomics and the size and growth of the addressable proteomics market;
•our ability to manage and grow our business and commercialize our Nautilus Platform;
•our ability to successfully implement our three phase commercial launch plan;
•the implementation of our business model and strategic plans for the Nautilus Platform;
•our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•our financial and business performance following the Business Combination, including financial projections and business metrics;

•costs related to the Business Combination;
•our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage future growth effectively, and our ability to retain our key employees;
•our expectations regarding the use of proceeds from the Business Combination;
•the performance of third-party manufacturers and suppliers;
•changes in applicable laws or regulations;
•our ability to raise financing in the future;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors or other key personnel;
•the volatility of the trading price of our Common Stock;
•our ability to develop and commercialize new products;
•our expectations about market trends;
•the impact of local, regional, national and international economic conditions and events;
•the effect of COVID-19 on the foregoing; and
•other factors including but not limited to those detailed under the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this Reoffer Prospectus and the documents that we reference in this Reoffer Prospectus and have filed as exhibits to the Registration Statement, of which this Reoffer Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING SECURITYHOLDERS
The following table sets forth, as of August 9, 2021 (the "Determination Date"), the names of the selling securityholders, the aggregate number of shares of Common Stock beneficially owned by the selling securityholders, the aggregate number of shares of Common Stock that the selling securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the selling securityholders after the sale of the shares of Common Stock offered hereby assuming that the selling securityholders sell all of the shares of Common Stock covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 124,101,792 shares of Common Stock outstanding as of August 9, 2021.
The Shares offered by the selling securityholders hereunder include an aggregate of 4,107,524 shares of Common Stock acquired upon the exercise of stock options or issuable upon the exercise of outstanding stock options by certain of our current and former directors, officers, other employees, and consultants pursuant to the Plans, as described in this Reoffer Prospectus. We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (1) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of August 9, 2021, subject to community property laws where applicable. Unless otherwise noted, the selling securityholder’s address is c/o Nautilus Biotechnology, Inc., 425 Pontius Avenue N, Suite 202, Seattle, WA 98109.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Being Offered(1)	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number(1)	Percent
Anna Mowry(2)	435,368	435,368	—	—%
Farzad Nazem(3)	1,924,426	36,280	1,888,146	1.5%
Melissa Epperly(4)	72,561	72,561	—	—%
Matthew McIlwain(5)	6,379,155	36,280	6,342,875	5.0%
Matthew Posard(6)	368,476	268,476	100,000	*
Matthew Murphy(7)	355,666	326,526	29,140	*
Michael Altman(8)	4,190,935	44,435	4,146,500	3.2%
Nicholas Nelson(9)	816,315	816,315	—	—%
Parag Mallick(10)	21,153,911	464,019	20,689,892	16.1%
Subramanian Sankar (11)	725,614	725,614	—	—%
Sujal Patel(12)	17,497,732	788,833	16,708,899	13.0%
Vijay Pande(13)	36,280	36,280	—	—%
Named Selling Securityholders(14)	56,537	56,537	—	—%
Total Shares	54,012,976	4,107,524	49,905,452	38.9%
_______________
•Less than 1%
(1)The number of shares of Common Stock reflects all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.
(2)Consists of 435,368 shares of Common Stock issuable upon exercise of options held by Ms. Mowry. None of the 435,368 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. 115,505 shares subject to the options vest on January 3, 2022 and 319,863 options to purchase shares of Common Stock vest monthly over 36 months thereafter, subject to Ms. Mowry’s continued service through each vesting date. If, during the period beginning three months before a change in control through the one-year anniversary of a change in control, Ms. Mowry’s employment with the Company is terminated either (x) by the Company without cause, and excluding by reason of Ms. Mowry’s death or disability or (y) by Ms. Mowry for good reason, then 100% of any unvested shares shall immediately vest. Ms. Mowry is the Chief Financial Officer and Treasurer of the Company.
(3)Consists of (i) 36,280 shares of Common Stock issuable upon exercise of options held by Mr. Nazem and (ii) 1,888,146 shares of Common Stock held by HAND Capital, LLC. None of the 36,280 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. One hundred percent (100%) of the shares subject to the options vest on the earlier of (a) January 31, 2022 and (b) the day immediately before the date of the Company’s next annual meeting of stockholders, subject to Mr. Nazem’s continued status as a service provider through such vesting date. Mr. Nazem is the manager of HAND Capital, LLC and as such has voting and investment power over the shares held by HAND Capital, LLC. Mr. Nazem is a member of the board of directors of the Company.
(4)Consists of 72,561 shares of Common Stock issuable upon exercise of options held by Ms. Epperly. 16,124 of the shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. The remaining shares subject to the options vest evenly on the last day of each month through January 31, 2024, subject to Ms. Epperly’s continued status as a service provider through each vesting date.
(5)Consists of (i) 322,105 shares of Common Stock held directly by Mr. McIlwain, (ii) 36,280 shares of Common Stock issuable upon exercise of options held by Mr. McIlwain, (iii) 5,798,394 shares of Common Stock held by Madrona Fund VI, and (iv) 222,376 shares of Common Stock held by Madrona Fund VI-A. None of the 36,280 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. One hundred percent (100%) of the shares subject to the options vest on the earlier of (a) January 31, 2022 and (b) the day immediately before the date of the Company’s next annual meeting of stockholders, subject to Mr. McIlwain’s continued status as a service provider through such vesting date. Mr. McIlwain is a member of the board of directors of the Company.
(6)Consists of (i) 268,476 shares of Common Stock issuable upon exercise of options held by Mr. Posard and (ii) 100,000 shares of Common Stock held by the Matthew and Elizabeth Posard Trust (the “Posard Trust”). 166,033 of the shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. Of the remaining shares subject to the options (i) 18,544 shares of Common Stock that are issuable upon the exercise of options vest evenly on the 1st of each month through February 1, 2022, (ii) 47,619 shares of Common Stock that are issuable upon the exercise of options vest evenly on the 1st of each month through September 1, 2024, and (iii) 36,280 shares of Common Stock that are issuable upon exercise of options vest on the earlier of (a) January 31, 2022 and (b) the day immediately before the date of the Company’s next annual meeting of stockholders, subject to Mr. Posard’s continued status as a service provider through each vesting date. Mr. Posard is a member of the board of directors of the Company.
(7)Consists of (i) 29,140 shares of Common Stock held by the Murphy Family Trust and (ii) 326,526 shares of Common Stock issuable upon exercise of options held by Mr. Murphy. None of the 326,526 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. 81,631 shares subject to the options vest on April 1, 2022 and 244,895 options to purchase shares of Common Stock vest monthly over 36 months thereafter, subject to Mr. Murphy’s continued service through each vesting date. If, during the period beginning three months before a change in control through the one-year anniversary of a change in control, Mr. Murphy’s employment with the Company is terminated either (x) by the Company without cause, and excluding by reason of Mr. Murphy’s death or disability or (y) by Mr. Murphy for good reason, then 100% of any unvested shares shall immediately vest. Mr. Murphy is the General Counsel of the Company.
(8)Consists of (i) 4,146,500 shares held in the name of ARYA’s sponsor, ARYA Sciences Holdings III, a Cayman Islands exempted limited company (“ARYA’s Sponsor”) and (ii) 44,435 shares of Common Stock issuable upon exercise of options held by Mr. Altman. 3,702 of the shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. The remaining shares subject to the options vest evenly on the ninth day of each month through June 9, 2024. ARYA’s Sponsor is governed by a board of directors consisting of two directors, Messrs. Stone and Altman. As such, Messrs. Stone and Altman have voting and investment discretion with respect to the shares held of record by ARYA’s Sponsor and may be deemed to have shared beneficial ownership of such shares. The address for the persons and entities set forth herein is 51 Astor Place, 10th Floor, New York, NY 10003. Mr. Altman is a member of the board of directors of the Company.
(9)Consists of 816,315 shares of Common Stock issuable upon exercise of options held by Mr. Nelson. 204,078 of the shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. The remaining 612,237 options to purchase shares of Common Stock vest monthly over 36 months thereafter, subject to Mr. Nelson’s continued service through each vesting date. If, during the period beginning three months before a change in control through the one-year anniversary of a change in control, Mr. Nelson’s employment with the Company is terminated either (x) by the Company without cause, and excluding by reason of Mr. Nelson’s death or disability or (y) by Mr. Nelson for good reason, then 100% of any unvested shares shall immediately vest. Mr. Nelson is the Chief Business Officer and Senior Vice President, Business Development.
(10)Consists of (i) 20,689,892 shares of Common Stock and (ii) 464,019 shares of Common Stock issuable upon exercise of options held by Dr. Mallick. None of the 464,019 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. 116,005 shares subject to the options vest on January 31, 2022 and 348,014 options to purchase shares of Common Stock vest monthly over 36 months thereafter, subject to Dr. Mallick’s continued service through each vesting date. If, during the period beginning three months before a change in control through the one-year anniversary of a change in control, Dr. Mallick’s employment with the Company is terminated either (x) by the Company without cause, and excluding by reason of Dr. Mallick’s death or disability or (y) by Dr. Mallick for good reason, then 100% of any unvested shares shall immediately vest. Dr. Mallick is the Chief Scientist and a member of the board of directors of the Company.
(11)Consists of 725,614 shares of Common Stock issuable upon exercise of options held by Dr. Sankar. None of the 725,614 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of Auugust 9, 2021. 192,509 shares subject to the options vest on January 3, 2022 and 533,105 options to purchase shares of Common Stock vest monthly over 36 months thereafter, subject to Dr. Sankar’s continued service through each vesting date. If, during the period beginning three months before a change in control through the one-year anniversary of a change in control, Dr. Sankar’s employment with the Company is terminated either (x) by the Company without cause, and excluding by reason of Dr. Sankar’s death or disability or (y) by Dr. Sankar for good reason, then 100% of any unvested shares shall immediately vest. Dr. Sankar is the Senior Vice President, Product Development of the Company.
(12)Consists of (i) 9,614,388 shares of Common Stock directly owned by Mr. Patel, (ii) 5,280,476 shares of Common Stock held by PFV I, LLC, (iii) 1,814,035 shares of Common Stock held by the Sujal Patel 2020 Children's Trust, u/a/d December 3, 2020, and (iv) 788,833

shares of Common Stock issuable upon exercise of options held by Mr. Patel. None of the 788,833 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. 197,208 options to purchase shares of Common Stock vest on January 31, 2022 and 591,625 options to purchase shares of Common Stock vest monthly over 36 months thereafter, subject to Mr. Patel’s continued service through each vesting date. If, during the period beginning three months before a change in control through the one-year anniversary of a change in control, Mr. Patel’s employment with the Company is terminated either (x) by the Company without cause, and excluding by reason of Mr. Patel’s death or disability or (y) by Mr. Patel for good reason, then 100% of any unvested shares shall immediately vest. Mr. Patel is the President, Chief Executive Officer, Secretary and a member of the board of directors of the Company.
(13)Consists of 36,280 shares of Common Stock issuable upon exercise of options held by Mr. Pande. None of the 36,280 shares of Common Stock issuable upon exercise of options are exercisable within 60 days of August 9, 2021. One hundred percent (100%) of the options to purchase shares of Common Stock vest on the earlier of (a) January 31, 2022 and (b) the day immediately before the date of the Company’s next annual meeting of stockholders, subject to Mr. Pande’s continued status as a service provider through such vesting date. Mr. Pande is a member of the board of directors of the Company.
(14)Includes the following named non-affiliate selling securityholders, each of whom own at least 1,000 shares of Common Stock: Vadim Lobanov and Shunqiang Wang. The named non-affiliate selling securityholders each own less than 1% of the Registrant’s Common Stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•directly by the selling securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.
Lock-Up Restrictions
Of the shares of Common Stock that may be offered or sold by selling securityholders identified in this Reoffer Prospectus, certain of the selling securityholders are subject to lock-up restrictions, subject to certain exceptions, for a period of time following the closing the Business Combination with respect to 3,736,563 of those shares pursuant to the Company's bylaws and/or other agreements.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly, own less than 0.2% of the outstanding shares of our Common Stock.
EXPERTS
The financial statements of Nautilus Biotechnology, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated in this Reoffer Prospectus by reference to Nautilus Biotechnology Inc.’s final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on August 6, 2021, in connection with the Company’s Form S-1, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of ARYA Sciences Acquisition Corp III as of December 31, 2020, and for the period from March 27, 2020 (inception) through December 31, 2020, incorporated by reference in this Reoffer Prospectus have been audited by WithumSmith+Brown, PC (“Withum”), an independent registered public accounting firm, as stated in their report thereon and included in this Reoffer Prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents previously filed with the SEC:
•The Registrant's Annual Report on Form 10-K (File No. 001-39434) for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021.
•The Registrant’s Quarterly Report on Form 10-Q (File No. 001-39434) for the quarterly period ended March 31, 2021 filed with the SEC on May 13, 2021.
•The Registrant's Quarterly Report on Form 10-Q (File No. 001-39434) for the quarterly period ended June 30, 2021 filed with the SEC on August 10, 2021.
•The Registrant’s Final Prospectus filed with the SEC on August 6, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-258100), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
•The Registrant’s Current Reports on Form 8-K filed on February 8, 2021, June 1, 2021, June 8, 2021 and June 10, 2021 (other than information furnished rather than filed).
•The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 6, 2020 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.nautilus.bio. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Nautlius Biotechnology, Inc., Attention: Legal Department, 425 Pontius Ave N, Ste 202, Seattle, Washington 98109, (206) 333-2001.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Nautilus Biotechnology, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)	The Registrant's Annual Report on Form 10-K (File No. 001-39434) for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021
(2)	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-39434) for the quarterly period ended March 31, 2021 filed with the SEC on May 13, 2021.
(3)	The Registrant's Quarterly Report on Form 10-Q (File No. 001-39434) for the quarterly period ended June 30, 2021 filed with the SEC on August 10, 2021
(4)
The Registrant’s Final Prospectus filed with the SEC on August 6, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-258100), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(4)	The Registrant’s Current Reports on Form 8-K filed on February 8, 2021, June 1, 2021, June 8, 2021, and June 10, 2021 (other than information furnished rather than filed).
(5)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 6, 2020 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly, own less than 0.2% of the outstanding shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that its officers and directors will be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Registrant’s certificate of incorporation provides that its directors will not be personally liable for monetary damages to the Registrant or its stockholders for breaches of their fiduciary duty as directors, to the fullest extent permitted by Delaware law as it now exists or may in the future be amended. The Registrant’s certificate of incorporation also authorizes it to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s bylaws provide that:
•the Registrant may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•the Registrant may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights provided in the Registrant’s bylaws are not exclusive.
The Registrant’s certificate of incorporation and its bylaws provide for the indemnification provisions described above and elsewhere herein. The Registrant has entered into separate indemnification agreements with its directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The Registrant has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. The Registrant’s bylaws also permit it to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Registrant has obtained a policy of director’s and officer’s liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Item 7. Exemption from Registration Claimed.
The issuance of the outstanding shares being offered by this Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates. The recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation of Nautilus Biotechnology, Inc.	8-K	001-39434	3.1	June 10, 2021

4.2	Bylaws of Nautilus Biotechnology, Inc.	8-K	001-39434	3.2	June 10, 2021

4.3	Specimen Common Stock Certificate.	8-K	001-39434	4.1	June 10, 2021

4.4	Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	8-K	001-39434	10.4	June 10, 2021

4.5	Form of Stock Option Agreement under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	S-4	333-254796	10.7	March 26, 2021

4.6	Form of Restricted Stock Unit Agreement under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	S-4	333-254796	10.8	March 26, 2021

4.7	Form of Restricted Stock Award Agreement under the Nautilus Biotechnology, Inc. 2021 Equity Incentive Plan.	S-4	333-254796	10.9	March 26, 2021

4.8	Nautilus Biotechnology, Inc. 2021 Employee Stock Purchase Plan.	8-K	001-39434	10.5	June 10, 2021

4.9	Nautilus Biotechnology, Inc. 2017 Equity Incentive Plan and forms of agreements thereunder	S-4	333-254796	10.11	March 26, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of WithumSmith+Brown, PC.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this tenth day of August, 2021.

NAUTILUS BIOTECHNOLOGY, INC.
By:	/s/ Sujal Patel
Sujal Patel
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sujal Patel and Anna Mowry, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sujal Patel	Chief Executive Officer, President and Director
Sujal Patel	(Principal Executive Officer)	August 10, 2021

/s/ Anna Mowry	Chief Financial Officer
Anna Mowry	(Principal Financial and Accounting Officer)	August 10, 2021

/s/ Matthew L. Posard
Matthew L. Posard	Chair of the Board of Directors	August 10, 2021

/s/ Michael Altman
Michael Altman	Director	August 10, 2021

/s/ Melissa Epperly
Melissa Epperly	Director	August 10, 2021

/s/ Parag Mallick
Parag Mallick	Director	August 10, 2021

/s/ Matthew McIlwain
Matthew McIlwain	Director	August 10, 2021

/s/ Farzad Nazem
Farzad Nazem	Director	August 10, 2021

/s/ Vijay Pande
Vijay Pande	Director	August 10, 2021